                                                                                    Exhibit 10.54

FIRST LEASE MODIFICATION

THE LEASE AGREEMENT dated January 28, 2003 by and between AMERICAN CENTER LLC, a Michigan Limited Liability Company f/k/a AMERICAN CENTER ACQUISITION, LLC, a Michigan Limited Liability Company successor in interest to HALL AMERICAN CENTER ASSOCIATES: LIMITED PARTNERSHIP, a Michigan Limited Partnership (the “Landlord”), and LDMI TELECOMMUNICATIONS INC., a Michigan corporation (the “Tenant”) for Suites #400 and #500 consisting of 38,336 rentable square feet (the “Premises” or “demised premises”) in the AMERICAN CENTER (the “Building”) 27777 Franklin Road, Southfield, Michigan 48034 (the “Project”) is hereby modified as follows:

1. Tenant shall lease Suite #1660 on an “as-is” basis (the “Additional Office Space”) consisting of 1,258 rentable / 1,108 usable square feet (as marked on Exhibit “A”) of Office Space for a term of ten years, six months to become effective June 1, 2003 and expire November 30, 2013. Landlord shall not be responsible for constructing any improvements in the Additional Office Space for the benefit of Tenant or any other person. Landlord’s delivery of the Additional Office Space to Tenant shall not constitute a representation, warranty or agreement, and Landlord shall have no responsibility or liability for, the completeness, design sufficiency, or the compliance of the Additional Office Space with any laws, rules or regulations of any governmental or other authority,

2. DELETION OF CERTAIN TERMS AND CONDITIONS - Section 1.01 (g), BASE RENT, of the Lease dated January 28, 2003 is deleted in its entirety and replaced with the following:

The Base Monthly Rent shall be:

Date	Existing	Additional Office Space	Total Monthly Base Rent	Annual Base Rent
6/1/03 - 5/31/04	$66,289.33	$2,175.29	$68,464.62	$821,575.44
6/1/04 - 5/31/05	$67,886.67	$2,227.71	$70,114.38	$841,372.56
6/1/05 - 5/31/06	$69,484.00	$2,280.13	$71,764.13	$861,169.56
6/1/06 - 5/31/07	$72,678.67	$2,384.96	$75,063.63	$900,763.56
6/1/07 - 5/31/08	$74,276.00	$2,437.38	$76,713.38	$920,560.56
6/1/08 - 5/31/09	$75,873.33	$2,489.79	$78,363.12	$940,357.44
6/1/09 - 5/31/10	$77,470.67	$2,542.21	$80,012.88	$960,154.56
6/1/10 - 5/31/11	$79,068.00	$2,594.63	$81,662.63	$979,951.56
6/1/11 - 5/31/12	$80,665.33	$2,647.04	$83,312.37	$999,748.44
6/1/12 - 5/31/13	$82,262.67	$2,699.46	$84,962.13	$1,019,545.56
6/1/13 - 11/30/13	$82,262.67	$2,699.46	$84,962.13	$509,772.78*
			Aggregate	$9,754,972.02

                                                * total is for six months

3. Effective upon the date of this First Lease Modification, the Existing Office Space and the Additional Office Space for a total square footage of 37,398 usable / 39, 594 rentable square feet shall be called the Premises.

4. The Base Year shall remain 2004.

5. DELETION OF CERTAIN TERMS AND CONDITIONS - Section 1.01 (h), TENANT’S PROPORTIONATE SHARE, of the Lease dated January 28, 2003 is deleted in its entirety and replaced with the following:

TENANT'S PROPORTIONATE SHARE:

Tenant’s Proportionate Share of Operating Expenses, Utilities and Taxes:
39,594 Rentable square feet in the Premises divided by
488,465 Rentable square feet in the Building = 8.1058%

Tenant’s Proportionate Share of Office Tower Space Cleaning:
39,594 Rentable square feet in the Premises divided by
442,370 Rentable square feet in the Building 8.9504%

6. DELETION OF CERTAIN TERMS AND CONDITIONS - Section D1, EXCESS TENANT IMPROVEMENT COSTS, of the Lease dated January 28, 2003 is deleted in its entirety and replaced with the following:

EXCESS TENANT IMPROVEMENT COSTS - Landlord shall provide up to Nine Hundred Forty-Eight Thousand Eight Hundred Sixteen Dollars ($979,951.50) (the "Tenant Improvement Allowance") for the tenant improvements. Tenant shall be responsible for all costs in excess of the Tenant Improvement Allowance to construct the Tenant Improvements in accordance with the Plans. In the event the cost of completing the Tenant Improvements is less than the Tenant Improvement Allowance, Landlord shall retain the difference and Tenant shall have up to twelve (12) months to use the remaining balance of the Tenant Improvement Allowance for other improvements to the Premises or for other ancillary leasehold improvements, such as the installation of equipment, facilities and business communication facilities to the Premises, however, in no event shall such excess Tenant Improvement Allowance available for Tenant’s use for such ancillary costs exceed ~~Ninety Four Thousand Eight Hundred Eighty One and 60/100~~ Two ~~One~~ Hundred Fifty ~~Eighty Nine~~ Thousand ~~Seven Hundred Sixty Three and 20/100~~ Dollars ~~($94,551.60) ($189,763.20)~~ ($250,000.00). If Tenant elects to use any or all of such remaining balance of the Tenant Improvement Allowance Tenant shall provide ten (10) days prior written notice to Landlord of its intent to use all or a portion of such remaining balance of the Tenant Improvement Allowance within thirty (30) days of such notice to Landlord. After the twelfth (12th) lease month Tenant have no claim for and not be entitled to receive any such sums. In the event the estimated cost of completing the Tenant Improvements in accordance with the Plans as a result of Tenant changes shall exceed the Tenant Improvement Allowance, the Landlord shall provide Tenant with a Change Order (as defined below), documenting such increased cost and Tenant shall reimburse Landlord for such increased costs pursuant to the payment terms set forth in such Change Order.

7. DELETION OF CERTAIN TERMS AND CONDITIONS - Section D4.02, Deferral of Base Rent, of the Lease dated January 28, 2003 is deleted in its entirety and replaced with the following:

Deferral of Base Rent - The amounts defined in the table below the “Deferred Rent”, of the Base Rent due for each Deferral Period will be paid according to Paragraph D4.03 of the Lease, and the balance of the Base Rent will be paid according to the Lease.

For Deferral Periods (defined above)	DEFERRED RENT
First Deferral Period	$68,464.62, the "First Deferred Rent"
Second Deferral Period	$68,464.62, the "Second Deferred Rent"
Third Deferral Period	$68,464.62, the "Third Deferred Rent"
Fourth Deferral Period	$68,464.62, the "Fourth Deferred Rent"
Fifth Deferral Period	$68,464.62, the "Fifth Deferred Rent"
Sixth Deferral Period	$68,464.62, the "Sixth Deferred Rent"
Seventh Deferral Period	$68,464.62, the "Seventh Deferred Rent"
Eighth Deferral Period	$68,464.62, the "Eighth Deferred Rent"
Ninth Deferral Period	$68,464.62, the "Ninth Deferred Rent"
Tenth Deferral Period	$68,464.62, the "Tenth Deferred Rent"
Eleventh Deferral Period	$68,464.62. the “Eleventh Deferred Rent”
Twelfth Deferral Period	$68,464.62, the “Twelfth Deferred Rent”
Thirteenth Deferral Period	$35,057.19, the " Thirteenth Deferral Rent"
Fourteenth Deferral Period	$35,057.19, the "Fourteenth Deferral Rent"
Fifteenth Deferral Period	$70,114.38, the "Fifteenth Deferral Rent"
Sixteenth Deferral Period	$35,057.19, the "Sixteenth Deferral Rent"
Seventeenth Deferral Period	$35,057.19, the "Seventeenth Deferral Rent"
Eighteenth Deferral Period	$70,114.38, the "Eighteenth Deferral Rent"
Nineteenth Deferral Period	$35,057.19, the "Nineteenth Deferral Rent"
Twentieth Deferral Period	$35,057.19, the "Twentieth Deferral Rent"
Twenty-First Deferral Period	$70,114.38, the "Twenty-First Deferral Rent"
Twenty-Second Deferral Period	$35,057.19, the "Twenty-Second Deferral Rent"
Twenty-Third Deferral Period	$35,057.19, the “Twenty-Third Deferral Rent”
Twenty-Fourth Deferral Period	$35,057.19, the “Twenty-Fourth Deferral Rent”

8. NON-DISCLOSURE - Tenant will not record this Lease or a memorandum hereof, and will not otherwise disclose the terms of this Lease to anyone other than its attorneys, accountants or employees who need to know of its contents in order to perform their duties for Tenant. Any other disclosure will be an event of Default under the Lease. Tenant agrees that Landlord shall have the right to publish a "tombstone" or other promotional description of this Lease.

Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in said Lease, and all modifications thereafter, shall remain in full force and effect and shall be applicable to the Premises as described in said Lease is hereby acknowledged, ratified, and confirmed by the parties hereto.

TENANT:  LANDLORD:

LDMI TELECOMMUNICATIONS, INC., a Michigan corporation
AMERICAN CENTER LLC, a Michigan Limited Liability Company f/k/a AMERICAN CENTER ACQUISITION, LLC, a Michigan Limited Liability Company successor in interest to HALL AMERICAN CENTER ASSOCIATES: LIMITED PARTNERSHIP, a Michigan Limited Partnership

By: Southfield Office Manager, Inc.

BY: /s/ Michael Mahoney                     BY: /s/ Paul A. Stodulski
Printed  Michael Mahoney                                                                                                           Printed: Paul A. Stodulski - Secretary
DATED: 2/13/03                          DATED: 2/13/03

EXHIBIT A

ADDITIONAL OFFICE SPACE

Approved by Tenant:

LDMI TELECOMMUNICATIONS, INC., a Michigan corporation

By: /s/ Michael Mahoney
Printed: Michael Mahoney
Its: CFO